Exhibit 10.46 (1)

Loan Settlement Agreement

This Agreement (Loan Settlement Agreement) is entered into on _________, 2016 in Beijing between and among the following parties:

Party A: Beijing Zhongtulian Culture & Education Development Center

Legal Representative: LI Weifu

Party B: LI Jinlian (Personal ID Card No.: 441227197103107528)

Party C: CHEN Mingxun (Personal ID Card No.: 440682198704191315 )

Party D: LI Weilong (Personal ID Card No.: 445381199104206911)

Party E: LIANG Weijian (Personal ID Card No.: 440682198908121319)

Party F: SHEN Jinlan (Personal ID Card No.: 445381199412086683)

Party G: YANG Jianheng (Personal ID Card No.: 440682199501161356)

The Parties C, D, E, F and G above are referred to jointly as “New Creditors”.

Whereas:

1)	On January 6, 2014 and December 17, 2014, Party A and Party B entered into a Loan Agreement, pursuant to which Party B provided to Party A the loan in the total amount of ¥25,000,000.

2)	On September 30, 2015, Party B transferred its creditor’s claim to the ¥25,000,000 loan provided to Party A to the New Creditors in equal portion, i.e., each of the New Creditors would have a claim to ¥5,000,000 loan provided to Party along with the corresponding rights.

3)	As of the date of execution of this Agreement, Party A has repaid each of the New Creditors ¥5,708,219.18, and the total amount of such repayment is ¥28,541,095.89.

Pursuant to the provisions of “PRC Civil Law General Principles”, “PRC Contract Law” and other relevant law, statutes and regulations, the parties hereto, upon amicable consultation based on the principles of voluntary will, fairness and integrity, have entered into the following agreement:

1.	Party A, Party B and each of the New Creditors hereby confirm that Party A has repaid the outstanding loan principal and interest under the Loan Agreement owed to the New Creditors.

2.	As of the date of execution of this Agreement, the rights and obligations of each party under the Loan Agreement have all been performed and hence terminated, and Party B and the New Creditors will not raise any claims for rights and interests under the Loan Agreement against Party A.

3.	The Loan Agreement terminates on the date of execution of this Agreement, and Party A, Party B and each of the New Creditors hereby confirm that there is no dispute regarding the performance and termination of the Loan Agreement.

(The following is the signature page of this Loan Repayment Agreement)

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Party A: /seal/ Beijing Zhongtulian Culture & Education Development Center

Legal Representative: /s/ LI Weifu

Party B: /s/ LI Jinlian

Party C: /s/ CHEN Mingxun

Party D: /s/ LI Weilong

Party E: /s/ LIANG Weijian

Party F: /s/ SHEN Jinlan

Party G: /s/ YANG Jianheng

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